As filed with the Securities and Exchange Commission on November 9, 2000
                                               Registration No. 333 -___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                               YELLOW CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                      48-0948788
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                                10990 Roe Avenue
                           Overland Park, Kansas 66207
                                 (913) 696-6106
                    (Address of Principal Executive Offices)
                               -------------------

                               Yellow Corporation
                   Amended Directors' Stock Compensation Plan
                            (Full title of the plan)
                               -------------------

                          William F. Martin, Jr., Esq.
                         Senior Vice President/Secretary
                               Yellow Corporation
                                10990 Roe Avenue
                           Overland Park, Kansas 66207
                                 (913) 696-6106
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------
                                     Copy to
                              W. Leslie Duffy, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                               -------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                 Proposed Maximum        Proposed Maximum
                                           Amount to Be          Offering Price Per      Aggregate                 Amount of
Title of Securities to Be                  Registered            Share                   Offering Price            Registration Fee
Registered
------------------------------------------------------------------------------------------------------------------------------------
Common shares, par value $1.00 per share   100,000(1)            $17.9375(2)             $1,793,750(2)             $473.55
====================================================================================================================================

(1) The Yellow Corporation Amended Directors' Stock Compensation Plan (the "Plan") authorizes the issuance of a maximum of 200,000 shares of common stock ("Common Stock"), par value $1.00, of Yellow Corporation, a Delaware corporation (the "Company"), plus reissuances of shares canceled under the Plan, and substitutions or adjustments to shares to account for any reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capiltalization of the Company affecting the shares of Common Stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock which may be issued as a result of anti-dilutive provisions contained in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of a share of the Company's Common Stock as reported on The NASDAQ Stock Market on November 8, 2000.


================================================================================

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

                  The Company files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the previous Registration Statement filed by the Company on Form S-8 (Registration No. 333-02977). The current registration of 100,000 shares of Common Stock will increase the number of shares registered for issuance under the Yellow Corporation Amended Directors' Stock Compensation Plan to 200,000 shares.

Item 8.  EXHIBITS.


     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.    Description

4.1            Yellow Corporation Amended Director's Stock Compensation Plan

5 Opinion of Cahill Gordon & Reindel as to the legality of the Common Stock being registered

23.1           Consent of Cahill Gordon & Reindel (included in Exhibit 5)

23.2           Consent of Arthur Andersen LLP

24 Power of Attorney (set forth on the signature page of this Registration Statement)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas on the 26th day of October, 2000.

                               YELLOW CORPORATION



                              By:    /s/ William F. Martin, Jr.
                                     --------------------------
                                     William F. Martin, Jr.
                                     Senior Vice President and Secretary

                                POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints William
F. Martin, Jr. such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                 Capacity in Which Signed              Date
              ---------                 ------------------------              ----

/s/ William D. Zollars                  President, Chairman of the Board,     October 26, 2000
---------------------------------       Chief Executive, Officer and
William D. Zollars                      Director

/s/ H. A. Trucksess, III                Senior Vice President, Finance,       October 26, 2000
---------------------------------       Chief Financial Officer and
H.A. Trucksess, III                     Treasurer


/s/ Klaus E. Agthe                      Director                              October 26, 2000
---------------------------------

Klaus E. Agthe


/s/ Cassandra C. Carr                   Director                              October 26, 2000
---------------------------------
Cassandra C. Carr


/s/ Howard M. Dean                      Director                              October 26, 2000
---------------------------------
Howard M. Dean


/s/ Dennis Foster                       Director                              October 26, 2000
---------------------------------
Dennis Foster



/s/ John C. McKelvey                    Director                              October 26, 2000
---------------------------------
John C. McKelvey


/s/ William L. Trubeck                  Director                              October 26, 2000
---------------------------------
William L. Trubeck


/s/ Carl W. Vogt                        Director                              October 26, 2000
---------------------------------
Carl W. Vogt

                                  Exhibit Index


Exhibit No.       Description

4.1               Yellow Corporation Amended Directors' Stock Compensation Plan

5 Opinion of Cahill Gordon & Reindel as to the legality of the Common Stock being registered

23.1              Consent of Cahill Gordon & Reindel (included in Exhibit 5)

23.2              Consent of Arthur Andersen LLP

24 Power of Attorney (set forth on the signature page of this Registration Statement)